Exhibit 10(f)

                      KEY EMPLOYEE SEVERANCE PAY AGREEMENT

     This Agreement is made effective as of July 6th, 1999, between MET-PRO CORPORATION, a Delaware corporation with principal offices 160 Cassell Road, Box 144, Harleysville, Pennsylvania (hereinafter referred to as the "Corporation"), and GARY J. MORGAN, of 109 Arrow Lane, Harleysville, PA 19438 (hereinafter referred to as the "Employee").

                                    RECITALS

     A. Employee has been employed by the Corporation since March 15, 1980. During the period of his employment, and particularly in his present capacity, he has performed his duties ably, demonstrating loyalty to the Corporation and greatly benefiting it.

     B. In recognition of Employee's status as a key employee and to provide the Employee with a deserved measure of security in the event of a change in control of the Corporation, the Corporation is willing to enter into this Agreement.

     C. The Employee and the Corporation believe that the benefits conferred by this Agreement will encourage the Employee to continue his high level of performance of his duties during the period of instability which could result if hostile attempts to take control of the Corporation should occur.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Definitions.

          (a) Change in Control. A change in control shall be deemed to have occurred as of the date on which either of the following events occur:

               (i) Any "person" or "group of persons acting in concert", who are not part of the present Management, becomes the "beneficial owner", directly or indirectly, of securities of the Corporation representing thirty-five percent (35%) or more of the combined voting power of the Corporation's then outstanding securities; or

               (ii) There shall be a change in the composition of the Corporation's Board of Directors so that a majority of the Directors in office on the effective date of this Agreement no longer constitute a majority thereof; provided, however, that any Director elected upon the recommendation of the present majority shall be considered to be a part of the present majority.

          (b) Person. A "Person" shall be as defined in the Securities Exchange Act of 1934, as amended.

          (c) Beneficial Owner of Securities. A "Beneficial Owner of Securities" shall be as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

          (d) Management.   "Management"   shall  mean   the  officers   of  the
     Corporation in office at the effective date of this Agreement or their successors elected by a majority of the present Directors.

          (e) Compensation. "Compensation" shall mean the annual salary (exclusive of bonuses, sick leave, vacation pay, or other extra compensation or benefits) being paid to the Employee at the time when a Change in Control occurs or thereafter, whichever is higher.

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          (f) Involuntary Termination of Employment. "Involuntary Termination of
     Employment" shall mean

               (i) Termination of Employment without cause; or

               (ii) Termination of employment of the Employee as a result of a reduction in his status, or duties, or responsibilities, or rate of compensation, or the imposition of intolerable working conditions.

          (g) Cause. "Cause" for the purposes of Section 1(f)(i) shall mean conviction for a felony, commission of any act constituting common law fraud, habitual drunkenness or drug abuse, significant malfeasance of nonfeasance of duty, or disloyalty to the Corporation.

     2. Severance Pay. In the event of a change in control of the Corporation and the involuntary termination of Employee's employment within eighteen (18) months thereafter the Employee shall be entitled to receive severance pay equal to eighteen (18) months of compensation, as defined herein. Such severance pay shall be due and payable in full at the time of Employee's receipt of final payment of his regular compensation.

     3. Continued Performance by Employee. In consideration of granting of benefits to him by this Agreement, Employee agrees:

          (a) That he will continue to use his best efforts to perform his duties as assigned by the Corporation; and

          (b) That, in the event a Change in Control is pending or threatened, he will not voluntarily terminate his employment by the Corporation prior to an actual Change in Control, but will continue to perform his duties in the same manner and with the same effort as he had employed prior to the occurrence of such events.

     4. Rights to Terminate Employment. This Agreement is not an employment agreement. Nothing contained herein shall be deemed to preclude the present management of the Corporation or the Employee from terminating the Employee's employment, with or without cause, at any time.

     5. No Obligation to Maintain Reserves. Nothing in this Agreement shall obligate the Corporation to set aside or earmark any of its assets to fund the obligation hereunder.

     6. Binding  Effect.  This Agreement  shall be binding upon and enure to the
benefit  of  the  parties  hereto,  their  heirs,   executors,   administrators,
successors and assigns.

     7. Applicable Law. This Agreement shall be interpreted under and governed by the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                 MET-PRO CORPORATION

/s/ Gary J. Morgan                           By:  /s/ William L. Kacin
------------------------------                   -------------------------------
Gary J. Morgan, Employee                         William L. Kacin, President

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